UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 7, 2011
COGDELL SPENCER INC.
(Exact name of registrant as specified in its charter)

Maryland	001-32649	20-3126457

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4401 Barclay Downs Drive, Suite 300 Charlotte, North Carolina	28209

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (704) 940-2900
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
As previously disclosed in the Company’s Current Report on Form 8-K filed on January 5, 2011, on December 30, 2010, Cogdell Spencer Inc. (the “Company”) and Cogdell Spencer LP (the “Operating Partnership”) notified James W. Cogdell, the Executive Chairman of the Board of Directors of the Company and Executive Officer of the Operating Partnership, that his employment agreement, dated October 21, 2005, with the Company and the Operating Partnership, as amended on December 31, 2010, the term of which expires on November 1, 2011 (the “Retirement Date”), would not be renewed.
In connection with the foregoing, on April 7, 2011, the Company entered into a Letter Agreement with Mr. Cogdell, which provides for, among other things, the payment by the Company of retirement payments Mr. Cogdell is entitled to pursuant to his employment agreement in an amount equal to $1,364,720 (the “Retirement Payment”). The Retirement Payment is payable in three payments as follows: $957,364 payable on November 2, 2011; $37,032 payable on December 2, 2011; and $370,324 payable on January 2, 2012. In addition, Mr. Cogdell will remain subject to the non-competition covenants in his employment agreement through November 1, 2012. Pursuant to the Letter Agreement, Mr. Cogdell is also entitled to receive (1) reimbursement for ordinary and reasonable out-of-pocket business expenses incurred prior to the Retirement Date, subject to applicable Company policies, and (2) a lump sum payment of $300,000 in satisfaction of five years of secretarial support Mr. Cogdell is entitled to pursuant to his employment agreement.
In addition, pursuant to his employment agreement, Mr. Cogdell was entitled to the vesting of outstanding equity grants of 18,277 LTIP Units, which were granted to Mr. Cogdell effective March 31, 2008. Further, pursuant to the Letter Agreement, Mr. Cogdell has agreed to provide the Company with a release from any liability arising out of his employment, to continue to consult with the Company on matters in which he had personal involvement and to assist the Company in defending any claims that may arise out of his employment.
The foregoing description of the Letter Agreement is qualified in its entirety by reference to the Letter Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits.

10.1	Letter Agreement, between Cogdell Spencer Inc. and James W. Cogdell, dated April 7, 2011

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COGDELL SPENCER INC.
April 13, 2011	/s/ Charles M. Handy
Charles M. Handy
Chief Financial Officer